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                                                                    EXHIBIT (12)

                  DAYTON HUDSON CORPORATION AND SUBSIDIARIES
            COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
      RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                            (Millions of Dollars)

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                                                                                    Fiscal Year Ended
                                                           ---------------------------------------------------------
                                                           JAN. 31,    Feb. 1,    Feb. 3,     Jan. 28,   Jan. 29,
                                                             1998       1997       1996         1995       1994
                                                           --------    -------    -------     --------   --------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
Consolidated net earnings before extraordinary
  charge................................................   $  801      $  474     $  311      $  434     $  375
Income taxes............................................      524         309        190         280        232
                                                           ------      ------     ------      ------     ------
  Total earnings before extraordinary charge............    1,326         783        501         714        607
                                                           ------      ------     ------      ------     ------

Fixed charges:
Interest expense........................................      437         464        461         439        459
Interest portion of rental expense......................       59          59         59          56         45
                                                           ------      ------     ------      ------     ------
  Total fixed charges...................................      495         523        520         495        504
                                                           ------      ------     ------      ------     ------

Less:
Capitalized interest....................................      (16)        (16)       (14)         (7)        (5)
                                                           ------      ------     ------      ------     ------
  Fixed charges in earnings.............................      480         507        506         488        499
                                                           ------      ------     ------      ------     ------
Earnings available for fixed charges....................   $1,806      $1,290     $1,007      $1,202     $1,106
                                                           ------      ------     ------      ------     ------
                                                           ------      ------     ------      ------     ------
Ratio of earnings before extraordinary charge
  to fixed charges......................................     3.65        2.46       1.94        2.43       2.19
                                                           ------      ------     ------      ------     ------
                                                           ------      ------     ------      ------     ------

RATIO OF EARNINGS TO FIXED CHARGES
 AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above...........................   $  495      $  523     $  520      $  495     $  504
Dividends on preferred stock
 (pre-tax basis)........................................       27          37         37          39         39
                                                           ------      ------     ------      ------     ------
  Total fixed charges and preferred
    stock dividends.....................................      531         560        557         534        543
                                                           ------      ------     ------      ------     ------
Earnings available for fixed charges
 and preferred stock dividends..........................   $1,806      $1,290     $1,007      $1,202     $1,106
                                                           ------      ------     ------      ------     ------
                                                           ------      ------     ------      ------     ------
Ratio of earnings before extraordinary charge to
 fixed charges and preferred stock dividends............     3.40        2.30       1.81        2.25       2.04
                                                           ------      ------     ------      ------     ------
                                                           ------      ------     ------      ------     ------

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